UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014

 SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission
File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 4, 2014, SunPower Corporation (the “Company”) announced the proposed offering of $400 million aggregate principal amount of its Senior Convertible Debentures due 2021 (the “Debentures”). The Debentures will be offered and sold in a private offering made in reliance upon exemptions from the registration requirements of the Securities Act of 1933. Total Energies Nouvelles Activités USA (“Total”), a subsidiary of Total S.A., which owns approximately 60% of the Company’s outstanding common stock as of April 25, 2014, has agreed to purchase, and the initial purchasers have agreed to sell to Total, $250 million of the aggregate principal amount of the Debentures included in this offering or, if less, 63% of the aggregate principal amount, rounded down to the nearest whole debenture. The remaining aggregate principal amount of Debentures will be offered to qualified institutional buyers other than Total.

The full text of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release regarding the Company’s proposed offering of the Debentures dated June 4, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: June 4, 2014	By:	/s/ Charles D. Boynton
		Name:	Charles D. Boynton
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release regarding the Company’s proposed offering of the Debentures dated June 4, 2014.